Exhibit 23(ii)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of the following two reports into American Oil & Gas Inc.’s previously filed Registration Statement on Form S-8 (No. 333-121941) and Registration Statements on Form S-3 (No. 333-128812, No. 333-120987 and No. 333-139648.):
•	Our report dated April 2, 2007, except for the second paragraph of that report, which is dated April 10, 2007 on the December 31, 2006 and December 31, 2005 consolidated balance sheets and the consolidated statements of operations, stockholders’ equity, cash flow and comprehensive income for each of the years in the three-year period ended December 31, 2006, of American Oil and Gas, Inc. (“American”) and
•	Our report dated April 2, 2007 on American management’s assessment of the effectiveness of internal control over American financial reporting as of December 31, 2006 and on the effectiveness of internal control over American financial reporting as of December 31, 2006, which reports appear in the Annual Report on Form 10-K/A for American for the year ended December 31, 2006.
Hein & Associates LLP
Denver, Colorado
April 10, 2007